Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Trevor Burns	Kate Walker
Investor Relations	Media Relations
trevor.burns@equifax.com	mediainquiries@equifax.com

Equifax Delivers Fourth Quarter 2024 Revenue Growth of 7% Despite Weak U.S. Hiring and Mortgage Markets

ATLANTA, FEBRUARY 6, 2025 -- Equifax® (NYSE: EFX) today announced financial results for the quarter and full year ended December 31, 2024.

•Fourth quarter 2024 revenue of $1.419 billion up 7%, with 9% local currency revenue growth, despite weaker U.S. hiring and mortgage markets.
•Fourth quarter U.S. Mortgage revenue up very strong 29%.
•New Product Innovation leveraging new EFX Cloud delivered 12% new product Vitality Index.
•Workforce Solutions fourth quarter revenue grew 7%, with 10% Verification Services revenue growth led by Government and Mortgage, despite weaker U.S. hiring and mortgage markets. Employer Services revenue declined 9% in the quarter.
•USIS fourth quarter revenue grew over 10% from 47% Mortgage revenue growth.
•International fourth quarter revenue grew 11% on a local currency basis with 3% on a reported basis.
•Nearing EFX Cloud completion with close to 85% of revenue in the Cloud.
•Strong cash flow and balance sheet positioning Equifax well to grow our dividend and to return cash to shareholders through share repurchases in 2025.
•Issuing full-year 2025 guidance midpoint expectation for revenue of $5.950 billion, up 4.7%, with constant currency organic revenue growth of about 6% and Adjusted EPS of $7.45 per share. This reflects an expected about 12% decline in our outlook for 2025 U.S. mortgage hard credit inquiries.

“Equifax delivered fourth quarter revenue of $1.419 billion, up 7% on a reported basis and 9% on a local currency basis, led by very strong 29% U.S. Mortgage revenue growth and continued significant New Product Innovation performance with a Vitality Index of 12%, despite headwinds from the U.S. hiring and mortgage markets. Workforce Solutions delivered 7% revenue growth, driven by strong 10% Verification Services revenue growth led by the Government and Mortgage businesses with lower Talent Solutions revenue from the weaker U.S. hiring market. Employer Services revenue declined 9% in the quarter and was also impacted by the U.S. hiring market. USIS delivered strong revenue growth of over 10%, led by very strong 47% Mortgage revenue growth. International delivered strong 11% local currency revenue growth led by Latin America,” said Mark W. Begor, Equifax Chief Executive Officer.

“We are issuing our full-year 2025 guidance midpoint expectation for revenue of $5.950 billion, up 4.7% on a reported basis and 6% on an organic constant currency basis. Our full-year 2025 guidance midpoint expectation for Adjusted EPS is $7.45 per share, up 2% versus 2024. While Equifax continues to execute well against its EFX2027 Strategic Priorities, our 2025 guidance reflects an expectation of an about 12% decline in our 2025 U.S. hard mortgage credit inquiries, compared to down 10% in 2024.

We executed very well against our EFX2027 Strategic Priorities in 2024, despite market headwinds, with close to 85% of our revenue in the new EFX Cloud. In 2024, Equifax delivered $813 million of free cash flow, up 58% versus 2023, and strengthened our balance sheet, positioning us well to grow our dividend and return cash to shareholders through share repurchases in 2025. With our North American Consumer Cloud migrations substantially completed, we are leveraging our new Cloud capabilities to accelerate new product solutions leveraging our differentiated data assets; and investing in new products, data, analytics, and EFX.AI capabilities which are expected to drive growth in 2025 and beyond. We are energized about the New Equifax that is expected to deliver higher margins and accelerating free cash flow in the future."

Financial Results Summary

The Company reported revenue of $1,419.4 million in the fourth quarter of 2024, a 7 percent increase on a reported basis and 9 percent increase on a local currency basis compared to the fourth quarter of 2023.

Fourth quarter 2024 diluted EPS attributable to Equifax was $1.39 per share, up from $1.06 per share in the fourth quarter of 2023.

Net income attributable to Equifax of $174.0 million in the fourth quarter of 2024 was up 31 percent compared to $132.4 million in the fourth quarter of 2023.

For the full year 2024, revenue was $5,681.1 million, an 8 percent increase compared to 2023 on a reported basis and 10 percent increase on a local currency basis. Diluted EPS attributable to Equifax was $4.84 per share, up compared to $4.40 per share for the full year 2023. Net income attributable to Equifax was $604.1 million, up 11 percent compared to net income of $545.3 million for the full year 2023.

Workforce Solutions fourth quarter results

•Total revenue was $598.1 million in the fourth quarter of 2024, up 7 percent compared to the fourth quarter of 2023. Operating margin for Workforce Solutions was 43.1 percent in the fourth quarter of 2024 compared to 41.9 percent in the fourth quarter of 2023. Adjusted EBITDA margin for Workforce Solutions was 51.9 percent in the fourth quarter of 2024 compared to 51.2 percent in the fourth quarter of 2023.
•Verification Services revenue was $504.7 million, up 10 percent compared to the fourth quarter of 2023.
•Employer Services revenue was $93.4 million, down 9 percent compared to the fourth quarter of 2023.

USIS fourth quarter results

•Total revenue was $472.5 million in the fourth quarter of 2024, up 10 percent compared to the fourth quarter of 2023. Operating margin for USIS was 24.4 percent in the fourth quarter of 2024 compared to 22.0 percent in the fourth quarter of 2023. Adjusted EBITDA margin for USIS was 38.3 percent in the fourth quarter of 2024 compared to 35.1 percent in the fourth quarter of 2023.
•Online Information Solutions revenue was $362.1 million, up 11 percent compared to the fourth quarter of 2023.
•Mortgage Solutions revenue was $32.9 million, up 44 percent compared to the fourth quarter of 2023.
•Financial Marketing Services revenue was $77.5 million, flat compared to the fourth quarter of 2023.

International fourth quarter results

•Total revenue was $348.8 million in the fourth quarter of 2024, up 3 percent and up 11 percent compared to the fourth quarter of 2023 on a reported and local currency basis, respectively. Operating margin for International was 17.4 percent in the fourth quarter of 2024 compared to 17.9 percent in the fourth quarter of 2023. Adjusted EBITDA margin for International was 32.5 percent in the fourth quarter of 2024 compared to 31.2 percent in the fourth quarter of 2023.
•Latin America revenue was $99.9 million, up 1 percent compared to the fourth quarter of 2023 on a reported basis and up 29 percent on a local currency basis.
•Europe revenue was $99.8 million, up 7 percent compared to the fourth quarter of 2023 on a reported basis and up 4 percent on a local currency basis.
•Asia Pacific revenue was $84.0 million, up 2 percent compared to the fourth quarter of 2023 on both a reported and local currency basis.
•Canada revenue was $65.1 million, flat compared to the fourth quarter of 2023 on a reported basis and up 3% on a local currency basis.

Adjusted EPS and Adjusted EBITDA Margin

•Adjusted EPS attributable to Equifax was $2.12 in the fourth quarter of 2024, up 17 percent compared to the fourth quarter of 2023. Adjusted EBITDA margin was 35.4 percent in the fourth quarter of 2024 compared to 33.7 percent in the fourth quarter of 2023.
•Full year adjusted EPS attributable to Equifax was $7.29, up 9 percent compared to the prior year period. Full year adjusted EBITDA margin was 32.3 percent compared to 32.2 percent in 2023.
•These financial measures exclude certain items as described further in the Non-GAAP Financial Measures section below.

2025 First Quarter and Full Year Guidance
	Q1 2025		FY 2025
	Low-End	High-End	Low-End	High-End
Reported Revenue	$1.390 billion	$1.420 billion	$5.890 billion	$6.010 billion
Reported Revenue Growth	—%	2.2%	3.7%	5.8%
Local Currency Growth (1)	1.6%	3.8%	5.0%	7.1%
Organic Local Currency Growth (1)	1.6%	3.8%	5.0%	7.1%
Adjusted Earnings Per Share	$1.33 per share	$1.43 per share	$7.25 per share	$7.65 per share

(1)Refer to page 9 for definitions. Additionally, the definitions can be found in the Non-GAAP Financial Measures below.

About Equifax
At Equifax (NYSE: EFX), we believe knowledge drives progress. As a global data, analytics, and technology company, we play an essential role in the global economy by helping financial institutions, companies, employers, and government agencies make critical decisions with greater confidence. Our unique blend of differentiated data, analytics, and cloud technology drives insights to power decisions to move people forward. Headquartered in Atlanta and supported by nearly 15,000 employees worldwide, Equifax operates or has investments in 24 countries in North America, Central and South America, Europe, and the Asia Pacific region. For more information, visit www.equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call on February 6, 2025 at 8:30 a.m. (ET) via a live audio webcast. To access the webcast and related presentation materials, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for acquisition-related amortization expense, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, fair market value adjustment and gain on sale of equity investment, pension mark-to-market fair value adjustment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, realignment of resources and other costs, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment, adjustments to deferred tax balances, reversal of a valuation allowance for certain deferred tax assets and legal settlement. All adjustments are net of tax, with a reconciling item with the aggregated tax impact of the adjustments. This earnings release also presents (i) adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items, (ii) local currency revenue change which is calculated by conforming 2024 results using 2023 exchange rates, (iii) organic local currency revenue growth which is defined as local currency revenue growth, adjusted to reflect an increase in prior year Equifax revenue from the revenue of acquired companies in the prior year period, (iv) free cash flow, which is defined as cash provided by operating activities less capital expenditures, and (v) cash conversion, which is defined as the ratio of free cash flow to adjusted net income. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/Financial Information/Non-GAAP Financial Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, revenue growth, results of operations and financial performance, strategic initiatives, business plans, prospects and opportunities, the U.S. mortgage market, economic conditions and effective tax rates.

While Equifax believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors relate to (i) actions taken by us, including, but not limited to, restructuring actions, strategic initiatives (such as our cloud technology transformation), capital investments and asset acquisitions or dispositions, as well as (ii) developments beyond our control, including, but not limited to, changes in the U.S. mortgage market environment and changes more generally in U.S. and worldwide economic conditions (such as changes in interest rates and inflation levels) that materially impact consumer spending, home prices, investment values, consumer debt, unemployment rates and the demand for Equifax’s products and services. Deteriorations in economic conditions or increases in interest rates could lead to a decline in demand for our products and services and negatively impact our business. It may also impact financial markets and corporate credit markets, which could adversely impact our access to financing or the terms of any financing.

Other risk factors relevant to our business include: (i) any compromise of Equifax, customer or consumer information due to security breaches and other disruptions to our information technology infrastructure; (ii) the failure to achieve and maintain key industry or technical certifications; (iii) the failure to realize the anticipated benefits of our cloud technology transformation strategy; (iv) operational disruptions and strain on our resources caused by our transition to cloud-based technologies; (v) our ability to meet customer requirements for high system availability and response time performance; (vi) effects on our business if we provide inaccurate or unreliable data to customers; (vii) our ability to maintain access to credit, employment, financial and other data from external sources; (viii) the impact of competition; (ix) our ability to maintain relationships with key customers and business partners; (x) our ability to successfully introduce new products, services and analytical capabilities; (xi) the impact on the demand for some of our products and services due to the availability of free or less expensive consumer information; (xii) our ability to comply with our obligations under settlement agreements arising out of a material cybersecurity incident in 2017; (xiii) potential adverse developments in new and pending legal proceedings, government investigations and regulatory enforcement actions; (xiv) changes in, and the effects of, laws, regulations and government policies governing our business, including oversight by the Consumer Financial Protection Bureau in the U.S., the U.K. Financial Conduct Authority and Information Commissioner’s Office in the U.K., and the Office of Australian Information Commission and the Australian Competition and Consumer Commission in Australia; (xv) the impact of privacy, cybersecurity or other data-related laws and regulations; (xvi) the economic, political and other risks associated with international sales and operations; (xvii) the impact on our reputation and business from our responsible business commitments and disclosures; (xviii) our ability to realize the anticipated strategic and financial benefits from our acquisitions, joint ventures and other alliances; (xix) any damage to our reputation due to our dependence on outsourcing certain portions of our operations; (xx) the termination or suspension of our government contracts; (xxi) the impact of infringement or misappropriation of intellectual property by us against third parties or by third parties against us; (xxii) an increase in our cost of borrowing and our ability to access the capital markets due to a credit rating downgrade; (xxiii) our ability to hire and retain key personnel; (xxiv) the impact of adverse changes in the financial markets and corresponding effects on our retirement and post-retirement pension plans; (xxv) the impact of health epidemics, pandemics and similar outbreaks on our business; and (xxvi) risks associated with our use of certain artificial intelligence and machine learning models and systems.

A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2023 including without limitation under the captions “Item 1. Business -- Governmental Regulation,” “-- Forward-Looking Statements” and “Item 1A. Risk Factors” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and Equifax disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
	2024	2023
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,419.4	$1,326.5
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	615.0	581.6
Selling, general and administrative expenses	344.7	343.4
Depreciation and amortization	171.6	156.4
Total operating expenses	1,131.3	1,081.4
Operating income	288.1	245.1
Interest expense	(55.8)	(60.3)
Other expense, net	(6.7)	(2.0)
Consolidated income before income taxes	225.6	182.8
Provision for income taxes	(52.2)	(48.3)
Consolidated net income	173.4	134.5
Less: Net loss (income) attributable to noncontrolling interests including redeemable noncontrolling interests	0.6	(2.1)
Net income attributable to Equifax	$174.0	$132.4
Basic earnings per common share:
Net income attributable to Equifax	$1.40	$1.07
Weighted-average shares used in computing basic earnings per share	124.0	123.3
Diluted earnings per common share:
Net income attributable to Equifax	$1.39	$1.06
Weighted-average shares used in computing diluted earnings per share	125.1	124.4
Dividends per common share	$0.39	$0.39

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
	2024	2023
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$5,681.1	$5,265.2
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	2,518.7	2,335.1
Selling, general and administrative expenses	1,450.5	1,385.7
Depreciation and amortization	669.8	610.8
Total operating expenses	4,639.0	4,331.6
Operating income	1,042.1	933.6
Interest expense	(229.1)	(241.4)
Other (expense) income, net	(2.5)	25.7
Consolidated income before income taxes	810.5	717.9
Provision for income taxes	(203.2)	(166.2)
Consolidated income from continuing operations	607.3	551.7
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(3.2)	(6.4)
Net income attributable to Equifax	$604.1	$545.3
Basic earnings per common share:
Net income attributable to Equifax	$4.88	$4.44
Weighted-average shares used in computing basic earnings per share	123.8	122.9
Diluted earnings per common share:
Net income attributable to Equifax	$4.84	$4.40
Weighted-average shares used in computing diluted earnings per share	124.9	123.9
Dividends per common share	$1.56	$1.56

EQUIFAX INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2024	2023
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$169.9	$216.8
Trade accounts receivable, net of allowance for doubtful accounts of $16.9 and $16.7 at December 31, 2024 and 2023, respectively	957.6	908.2
Prepaid expenses	134.9	142.5
Other current assets	98.2	88.8
Total current assets	1,360.6	1,356.3
Property and equipment:
Capitalized internal-use software and system costs	2,817.5	2,541.0
Data processing equipment and furniture	229.6	247.9
Land, buildings and improvements	285.0	272.9
Total property and equipment	3,332.1	3,061.8
Less accumulated depreciation and amortization	(1,440.2)	(1,227.8)
Total property and equipment, net	1,891.9	1,834.0
Goodwill	6,547.8	6,829.9
Indefinite-lived intangible assets	94.7	94.8
Purchased intangible assets, net	1,521.0	1,858.8
Other assets, net	343.4	306.2
Total assets	$11,759.4	$12,280.0
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$687.7	$963.4
Accounts payable	138.2	197.6
Accrued expenses	251.1	245.1
Accrued salaries and bonuses	215.8	168.7
Deferred revenue	115.5	109.5
Other current liabilities	403.2	334.7
Total current liabilities	1,811.5	2,019.0
Long-term debt	4,322.8	4,747.8
Deferred income tax liabilities, net	351.6	474.9
Long-term pension and other postretirement benefit liabilities	106.7	100.1
Other long-term liabilities	247.2	250.7
Total liabilities	6,839.8	7,592.5
Redeemable noncontrolling interests	105.2	135.1
Equifax shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at December 31, 2024 and 2023; Outstanding shares - 124.0 and 123.3 at December 31, 2024 and 2023, respectively	236.6	236.6
Paid-in capital	1,915.2	1,761.3
Retained earnings	6,018.6	5,608.6
Accumulated other comprehensive loss	(722.7)	(431.2)
Treasury stock, at cost, 64.7 shares and 65.4 shares at December 31, 2024 and 2023, respectively	(2,644.9)	(2,635.3)
Stock held by employee benefits trusts, at cost, 0.6 shares at December 31, 2024 and 2023	(5.9)	(5.9)
Total Equifax shareholders’ equity	4,796.9	4,534.1
Noncontrolling interests	17.5	18.3
Total shareholders’ equity	4,814.4	4,552.4
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$11,759.4	$12,280.0

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2024	2023
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$607.3	$551.7
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	680.6	619.8
Stock-based compensation expense	81.6	71.8
Deferred income taxes	(66.9)	(70.2)
Gain on fair market value adjustment and gain on sale of equity investment	—	(13.8)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(66.3)	(23.3)
Other assets, current and long-term	(29.5)	(13.0)
Current and long-term liabilities, excluding debt	117.7	(6.2)
Cash provided by operating activities	1,324.5	1,116.8
Investing activities:
Capital expenditures	(511.5)	(601.3)
Acquisitions, net of cash acquired	—	(283.8)
Cash received from divestitures	—	6.9
Cash used in investing activities	(511.5)	(878.2)
Financing activities:
Net short-term borrowings (payments)	91.2	(371.2)
Payments on long-term debt	(1,445.6)	(579.3)
Proceeds from issuance of long-term debt	649.8	872.9
Dividends paid to Equifax shareholders	(193.2)	(191.8)
Distributions paid to noncontrolling interests	(4.6)	(45.6)
Proceeds from exercise of stock options and employee stock purchase plan	78.2	32.3
Payment of taxes related to settlement of equity awards	(16.8)	(17.3)
Debt issuance costs	(5.4)	(6.2)
Cash used in financing activities	(846.4)	(306.2)
Effect of foreign currency exchange rates on cash and cash equivalents	(13.5)	(0.8)
Decrease in cash and cash equivalents	(46.9)	(68.4)
Cash and cash equivalents, beginning of period	216.8	285.2
Cash and cash equivalents, end of period	$169.9	$216.8

Common Questions & Answers (Unaudited)
(Dollars in millions)

1. Can you provide a further analysis of operating revenue for the fourth quarter and the full year by operating segment?

Operating revenue consists of the following components:

(In millions)	Three Months Ended December 31,
					Local Currency	Organic Local Currency
Operating revenue:	2024	2023	$ Change	% Change	% Change (1)	% Change (2)
Verification Services	$504.7	$457.1	$47.6	10%		10%
Employer Services	93.4	102.4	(9.0)	(9)%		(9)%
Total Workforce Solutions	598.1	559.5	38.6	7%		7%
Online Information Solutions	362.1	327.5	34.6	11%		11%
Mortgage Solutions	32.9	22.9	10.0	44%		44%
Financial Marketing Services	77.5	77.3	0.2	—%		—%
Total U.S. Information Solutions	472.5	427.7	44.8	10%		10%
Latin America	99.9	98.6	1.3	1%	29%	29%
Europe	99.8	93.6	6.2	7%	4%	4%
Asia Pacific	84.0	82.2	1.8	2%	2%	2%
Canada	65.1	64.9	0.2	—%	3%	3%
Total International	348.8	339.3	9.5	3%	11%	11%
Total operating revenue	$1,419.4	$1,326.5	$92.9	7%	9%	9%

(In millions)	Twelve Months Ended December 31,
					Local Currency	Organic Local Currency
Operating revenue:	2024	2023	$ Change	% Change	% Change (1)	% Change (2)
Verification Services	$2,021.9	$1,846.2	$175.7	10%		10%
Employer Services	411.9	469.6	(57.7)	(12)%		(12)%
Total Workforce Solutions	2,433.8	2,315.8	118.0	5%		5%
Online Information Solutions	1,501.2	1,375.2	126.0	9%		9%
Mortgage Solutions	149.4	113.7	35.7	31%		31%
Financial Marketing Services	242.4	231.5	10.9	5%		5%
Total U.S. Information Solutions	1,893.0	1,720.4	172.6	10%		10%
Latin America	384.9	290.9	94.0	32%	69%	27%
Europe	369.2	333.2	36.0	11%	8%	8%
Asia Pacific	335.4	345.3	(9.9)	(3)%	(2)%	(2)%
Canada	264.8	259.6	5.2	2%	4%	4%
Total International	1,354.3	1,229.0	125.3	10%	19%	10%
Total operating revenue	$5,681.1	$5,265.2	$415.9	8%	10%	8%

(1)Local currency revenue change is calculated by conforming 2024 results using 2023 exchange rates.

(2)Organic local currency revenue growth is defined as local currency revenue growth, adjusted to reflect an increase in prior year Equifax revenue from the revenue of acquired companies in the prior year period. This adjustment is made for 12 months following the acquisition.

2. What is the estimate of the change in overall U.S. mortgage hard pull credit inquiry volume that is included in the 2025 first quarter and full year guidance provided?

The change year over year in total U.S. mortgage hard pull credit inquiries received by Equifax in the fourth quarter of 2024 was about flat. The guidance provided on page 3 assumes a change year over year in total U.S. mortgage hard pull credit inquiries received by Equifax in the first quarter of 2025 to be a decline of about 13%. For full year 2025, our guidance assumes a decline of about 12%.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.   Reconciliation of net income attributable to Equifax to adjusted net income attributable to Equifax and adjusted diluted EPS attributable to Equifax, defined as net income and EPS, respectively, each adjusted for acquisition-related amortization expense, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, fair market value adjustment and gain on sale of equity investments, pension mark-to-market fair value adjustment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, realignment of resources and other costs, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment, adjustments to deferred tax balances, reversal of a valuation allowance for certain deferred tax assets, legal settlement, and aggregated tax impact of these adjustments:

	Three Months Ended December 31,
(In millions, except per share amounts)	2024	2023	$ Change	% Change
Net income attributable to Equifax	$174.0	$132.4	$41.6	31%
Acquisition-related amortization expense of certain acquired intangibles (1)	64.1	65.4	(1.3)	(2)%
Accrual for legal and regulatory matters related to the 2017 cybersecurity incident (2)	0.1	1.9	(1.8)	(95)%
Pension mark-to-market fair value adjustment (4)	11.6	0.1	11.5	nm
Foreign currency impact of certain intercompany loans (5)	0.3	1.3	(1.0)	(77)%
Acquisition-related costs other than acquisition amortization (6)	20.0	27.2	(7.2)	(26)%
Realignment of resources and other costs (7)	6.4	19.4	(13.0)	(67)%
Income tax effects of stock awards that are recognized upon vesting or settlement (8)	(0.6)	(0.6)	—	—%
Argentina highly inflationary foreign currency adjustment (9)	0.6	3.2	(2.6)	(81)%
Adjustments to deferred tax balances (10)	—	1.0	(1.0)	nm
Reversal of valuation allowance for certain deferred tax assets (11)	(4.6)	—	(4.6)	nm
Legal Settlement (12)	15.0	—	15.0	nm
Tax impact of adjustments (13)	(22.0)	(25.9)	3.9	(15)%
Adjusted net income attributable to Equifax	$264.9	$225.4	$39.5	18%
Adjusted diluted EPS attributable to Equifax	$2.12	$1.81	$0.31	17%
Weighted-average shares used in computing diluted EPS	125.1	124.4

	Twelve Months Ended December 31,
(In millions, except per share amounts)	2024	2023	$ Change	% Change
Net income attributable to Equifax	$604.1	$545.3	$58.8	11%
Acquisition-related amortization expense of certain acquired intangibles (1)	261.1	250.7	10.4	4%
Accrual for legal and regulatory matters related to the 2017 cybersecurity incident (2)	0.3	16.8	(16.5)	(98)%
Fair market value adjustment and gain on sale of equity investments (3)	—	(13.4)	13.4	nm
Pension mark-to-market fair value adjustment (4)	11.6	0.1	11.5	nm
Foreign currency impact of certain intercompany loans (5)	0.4	(1.0)	1.4	nm
Acquisition-related costs other than acquisition amortization (6)	68.4	103.2	(34.8)	(34)%
Realignment of resources and other costs (7)	48.0	34.6	13.4	39%
Income tax effects of stock awards that are recognized upon vesting or settlement (8)	(8.2)	(3.4)	(4.8)	141%
Argentina highly inflationary foreign currency adjustment (9)	1.1	3.8	(2.7)	(71)%
Adjustments to deferred tax balances (10)	—	(27.2)	27.2	nm
Reversal of valuation allowance for certain deferred tax assets (11)	(4.6)	—	(4.6)	nm
Legal Settlement (12)	15.0	—	15.0	nm
Tax impact of adjustments (13)	(87.1)	(78.0)	(9.1)	12%
Adjusted net income attributable to Equifax	$910.1	$831.5	$78.6	9%
Adjusted diluted EPS attributable to Equifax	$7.29	$6.71	$0.58	9%
Weighted-average shares used in computing diluted EPS	124.9	123.9

nm - not meaningful

(1)During the fourth quarter of 2024, we recorded acquisition-related amortization expense of certain acquired intangibles of $64.1 million ($51.0 million, net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $13.1 million of tax is comprised of $17.2 million of tax expense, net of $4.1 million of a cash income tax benefit. During the fourth quarter of 2023, we recorded acquisition-related amortization expense of certain acquired intangibles of $65.4 million ($52.5 million, net of tax). The $12.9 million of tax is comprised of $17.0 million of tax expense, net of $4.1 million of a cash income tax benefit.

For the year ended December 31, 2024, we recorded acquisition-related amortization expense of certain acquired intangibles of $261.1 million ($207.5 million, net of tax). The $53.6 million of tax is comprised of $70.0 million of tax expense, net of $16.4 million of a cash income tax benefit. For the year ended December 31, 2023, we recorded acquisition-related amortization expense of certain acquired intangibles of $250.7 million ($201.9 million, net of tax). The $48.8 million of tax is comprised of $65.1 million of tax expense, net of $16.3 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)During the fourth quarter of 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.1 million. For the year ended December 31, 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.3 million ($0.2 million, net of tax). During the fourth quarter of 2023, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $1.9 million. For the year ended December 31, 2023, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $16.8 million ($16.7 million, net of tax), primarily driven by our accrual for a penalty associated with resolution of the investigation of the incident by the Financial Conduct Authority in the United Kingdom. See the Notes to this reconciliation for additional detail.

(3)For the year ended December 31, 2023, we recorded a $13.4 million ($8.8 million, net of tax) gain on the fair market value adjustment of an equity investment and gain on sale of equity method investments. The changes in fair value were recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(4)During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded an $11.6 million loss ($8.7 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded a $0.1 million loss ($0.1 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. See the Notes to this reconciliation for additional detail.

(5)During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded a foreign currency loss on certain intercompany loans of $0.3 million and $0.4 million, respectively. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded a foreign currency loss of $1.3 million and a foreign currency gain of $1.0 million, respectively, related to certain intercompany loans. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(6)During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded $20.0 million ($15.8 million, net of tax) and $68.4 million ($51.8 million, net of tax), respectively, for acquisition-related costs other than acquisition amortization. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded $27.2 million ($19.7 million, net of tax) and $103.2 million ($79.5 million, net of tax), respectively, for acquisition-related costs other than acquisition amortization. These costs primarily related to integration costs resulting from recent acquisition activity and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(7)During the fourth quarter of 2024, we recorded $6.4 million ($4.6 million, net of tax) of restructuring charges primarily related to contract terminations. During the year ended December 31, 2024, we recorded $48.0 million ($34.1 million, net of tax) of restructuring charges related to the realignment of resources and other costs. These restructuring charges predominantly relate to our ongoing efforts toward completion of our technology transformation in order to support the Company's strategic objectives. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded $19.4 million ($13.9 million, net of tax) and $34.6 million ($24.6 million, net of tax), respectively, of restructuring charges for the realignment of resources and other costs. These restructuring charges predominantly related to the reduction of headcount and contract terminations in order to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(8)During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded a tax benefit of $0.6 million and $8.2 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded a tax benefit of $0.6 million and $3.4 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(9)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. For the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a foreign currency loss of $0.6 million and $1.1 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. For the fourth quarter of 2023 and the year ended December 31, 2023, we recorded a foreign currency loss of $3.2 million and $3.8 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(10)During the fourth quarter of 2023 and the year ended December 31, 2023, we recorded a tax expense of $1.0 million and a tax benefit of $27.2 million, respectively, related to the write off of a deferred tax liability related to our original investment in Boa Vista Serviços as a result of our purchase of the remaining interest in Boa Vista Serviços in the third quarter of 2023. See Notes to this reconciliation for additional detail.

(11)During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded a full reversal of a valuation allowance for certain deferred tax assets of $4.6 million that was initially recorded in 2020. See the Notes to this reconciliation for additional detail.

(12)During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded a $15.0 million charge for a settlement associated with the resolution of a matter with the Consumer Financial Protection Bureau (“CFPB”). See the Notes to this reconciliation for additional detail.

(13)During the fourth quarter of 2024, we recorded the tax impact of adjustments of $22.0 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $13.1 million ($17.2 million of tax expense, net of $4.1 million of a cash income tax benefit), (ii) a tax adjustment of $2.9 million related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans, (iii) a tax adjustment of $4.2 million related to acquisition-related costs other than acquisition amortization, and (iv) a tax adjustment of $1.8 million related to the realignment of resources and other costs. During the fourth quarter of 2023, we recorded the tax impact of adjustments of $25.9 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $12.9 million ($17.0 million of tax expense, net of $4.1 million of a cash income tax benefit), (ii) a tax adjustment of $7.5 million related to acquisition-related costs other than acquisition amortization, and (iii) a tax adjustment of $5.5 million related to the realignment of resources and other costs.

For the year ended December 31, 2024, we recorded the tax impact of adjustments of $87.1 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $53.6 million ($70.0 million of tax expense, net of $16.4 million of a cash income tax benefit), (ii) a tax adjustment of $0.1 million related to an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, (iii) a tax adjustment of $2.9 million related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans, (iv) a tax adjustment of $16.6 million related to acquisition-related costs other than acquisition amortization, and (v) a tax adjustment of $13.9 million related to the realignment of resources and other costs. For the year ended December 31, 2023, we recorded the tax impact of adjustments of $78.0 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $48.8 million ($65.1 million of tax expense, net of $16.3 million of a cash income tax benefit), (ii) a tax adjustment of $0.1 million related to an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, (iii) a tax adjustment of $4.6 million related to the gain on fair market value adjustment and gain on sale of equity investments, (iv) a tax adjustment of $23.7 million related to acquisition-related costs other than acquisition amortization, and (v) a tax adjustment of $10.0 million related to the realignment of resources and other costs.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

B. Reconciliation of net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization expense, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, fair market value adjustment and gain on sale of equity investments, pension mark-to-market fair value adjustment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, realignment of resources and other costs, Argentina highly inflationary foreign currency adjustment, legal settlement and presentation of adjusted EBITDA margin:

	Three Months Ended December 31,
(In millions)	2024	2023	$ Change	% Change
Revenue	$1,419.4	$1,326.5	$92.9	7%
Net income attributable to Equifax	$174.0	$132.4	$41.6	31%
Income taxes	52.2	48.3	3.9	8%
Interest expense, net*	50.1	56.4	(6.3)	(11)%
Depreciation and amortization	171.6	156.4	15.2	10%
Accrual for legal and regulatory matters related to 2017 cybersecurity incident (1)	0.1	1.9	(1.8)	(95)%
Pension mark-to-market fair value adjustment (3)	11.6	0.1	11.5	nm
Foreign currency impact of certain intercompany loans (4)	0.3	1.3	(1.0)	(77)%
Acquisition-related costs other than acquisition amortization (5)	20.0	27.2	(7.2)	(26)%
Realignment of resources and other costs (6)	6.4	19.4	(13.0)	(67)%
Argentina highly inflationary foreign currency adjustment (7)	0.6	3.2	(2.6)	(81)%
Legal Settlement (8)	15.0	—	15.0	nm
Adjusted EBITDA, excluding the items listed above	$501.9	$446.6	$55.3	12%
Adjusted EBITDA margin	35.4%	33.7%

	Twelve Months Ended December 31,
(In millions)	2024	2023	$ Change	% Change
Revenue	$5,681.1	$5,265.2	$415.9	8%
Net income attributable to Equifax	$604.1	$545.3	$58.8	11%
Income taxes	203.2	166.2	37.0	22%
Interest expense, net*	214.2	227.2	(13.0)	(6)%
Depreciation and amortization	669.8	610.8	59.0	10%
Accrual for legal and regulatory matters related to 2017 cybersecurity incident (1)	0.3	16.8	(16.5)	(98)%
Fair market value adjustment and gain on sale of equity investments (2)	—	(13.4)	13.4	nm
Pension mark-to-market fair value adjustment (3)	11.6	0.1	11.5	nm
Foreign currency impact of certain intercompany loans (4)	0.4	(1.0)	1.4	nm
Acquisition-related costs other than acquisition amortization (5)	68.4	103.2	(34.8)	(34)%
Realignment of resources and other costs (6)	48.0	34.6	13.4	39%
Argentina highly inflationary foreign currency adjustment (7)	1.1	3.8	(2.7)	(71)%
Legal Settlement (8)	15.0	—	15.0	nm
Adjusted EBITDA, excluding the items listed above	$1,836.1	$1,693.6	$142.5	8%
Adjusted EBITDA margin	32.3%	32.2%

nm - not meaningful

*Excludes interest income of $5.7 million and $3.9 million for the fourth quarter of 2024 and 2023, respectively. Also, excludes interest income of $14.9 million and $14.2 million for the years ended December 31, 2024 and 2023, respectively.

(1)During the fourth quarter of 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.1 million. For the year ended December 31, 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.3 million ($0.2 million, net of tax). During the fourth quarter of 2023, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $1.9 million. For the year ended December 31, 2023, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $16.8 million ($16.7 million, net of tax), primarily driven by our accrual for a penalty associated with resolution of the investigation of the incident by the Financial Conduct Authority in the United Kingdom. See the Notes to this reconciliation for additional detail.

(2)For the year ended December 31, 2023, we recorded a $13.4 million ($8.8 million, net of tax) gain on the fair market value adjustment of an equity investment and gain on sale of equity method investments. The changes in fair value were recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.
(3)During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded an $11.6 million loss ($8.7 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded a $0.1 million loss ($0.1 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. See the Notes to this reconciliation for additional detail.

(4)During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded a foreign currency loss on certain intercompany loans of $0.3 million and $0.4 million, respectively. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded a foreign currency loss of $1.3 million and a foreign currency gain of $1.0 million, respectively, related to certain intercompany loans. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(5)During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded $20.0 million ($15.8 million, net of tax) and $68.4 million ($51.8 million, net of tax), respectively, for acquisition-related costs other than acquisition amortization. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded $27.2 million ($19.7 million, net of tax) and $103.2 million ($79.5 million, net of tax), respectively, for acquisition-related costs other than acquisition amortization. These costs primarily related to integration costs resulting from recent acquisition activity and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(6)During the fourth quarter of 2024, we recorded $6.4 million ($4.6 million, net of tax) of restructuring charges primarily related to contract terminations. During the year ended December 31, 2024, we recorded $48.0 million ($34.1 million, net of tax) of restructuring charges related to the realignment of resources and other costs. These restructuring charges predominantly relate to our ongoing efforts toward completion of our technology transformation in order to support the Company's strategic objectives. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded $19.4 million ($13.9 million, net of tax) and $34.6 million ($24.6 million, net of tax), respectively, of restructuring charges for the realignment of resources and other costs. These restructuring charges predominantly related to the reduction of headcount and contract terminations in order to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(7)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. For the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a foreign currency loss of $0.6 million and $1.1 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. For the fourth quarter of 2023 and the year ended December 31, 2023, we recorded a foreign currency loss of $3.2 million and $3.8 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(8)During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded a $15.0 million charge for a settlement associated with the resolution of a matter with the CFPB. See the Notes to this reconciliation for additional detail.

C. Reconciliation of operating income by segment to Adjusted EBITDA, excluding depreciation and amortization expense, other income, net, noncontrolling interest, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, fair market value adjustment and gain on sale of equity investments, pension mark-to-market fair value adjustment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, realignment of resources and other costs, Argentina highly inflationary foreign currency adjustment, legal settlement and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three Months Ended December 31, 2024
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$598.1	$472.5	$348.8	—	$1,419.4
Operating Income	257.9	115.1	60.8	(145.7)	288.1
Depreciation and Amortization	44.8	62.7	44.6	19.5	171.6
Other expense, net*	—	—	(0.1)	(12.3)	(12.4)
Noncontrolling interest	—	—	0.6	—	0.6
Adjustments (1)	7.6	3.0	7.6	35.8	54.0
Adjusted EBITDA	$310.3	$180.8	$113.5	$(102.7)	$501.9
Operating Margin	43.1%	24.4%	17.4%	nm	20.3%
Adjusted EBITDA Margin	51.9%	38.3%	32.5%	nm	35.4%

(In millions)	Twelve Months Ended December 31, 2024
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$2,433.8	$1,893.0	$1,354.3	—	$5,681.1
Operating Income	1,053.3	404.4	181.2	(596.8)	1,042.1
Depreciation and Amortization	178.4	237.3	176.0	78.1	669.8
Other income (expense), net*	—	0.2	2.0	(19.6)	(17.4)
Noncontrolling interest	—	—	(3.2)	—	(3.2)
Adjustments (1)	30.0	11.5	18.2	85.1	144.8
Adjusted EBITDA	$1,261.7	$653.4	$374.2	$(453.2)	$1,836.1
Operating Margin	43.3%	21.4%	13.4%	nm	18.3%
Adjusted EBITDA Margin	51.8%	34.5%	27.6%	nm	32.3%

*Excludes interest income of $5.7 million in the fourth quarter of 2024 and $14.9 million for the year ended December 31, 2024.

(In millions)	Three Months Ended December 31, 2023
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$559.5	$427.7	$339.3	—	$1,326.5
Operating Income	234.7	93.9	60.6	(144.1)	245.1
Depreciation and Amortization	44.4	52.6	41.7	17.7	156.4
Other expense, net*	(0.1)	(0.1)	(3.1)	(2.6)	(5.9)
Noncontrolling interest	—	—	(2.1)	—	(2.1)
Adjustments (2)	7.5	3.7	8.7	33.2	53.1
Adjusted EBITDA	$286.5	$150.1	$105.8	$(95.8)	$446.6
Operating Margin	41.9%	22.0%	17.9%	nm	18.5%
Adjusted EBITDA Margin	51.2%	35.1%	31.2%	nm	33.7%

(In millions)	Twelve Months Ended December 31, 2023
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$2,315.8	$1,720.4	$1,229.0	—	$5,265.2
Operating Income	969.3	365.0	167.8	(568.5)	933.6
Depreciation and Amortization	176.4	205.8	147.6	81.0	610.8
Other (expense) income, net*	(0.2)	0.3	15.7	(4.3)	11.5
Noncontrolling interest	—	—	(6.4)	—	(6.4)
Adjustments (2)	35.5	22.1	1.1	85.4	144.1
Adjusted EBITDA	$1,181.0	$593.2	$325.8	$(406.4)	$1,693.6
Operating Margin	41.9%	21.2%	13.7%	nm	17.7%
Adjusted EBITDA Margin	51.0%	34.5%	26.5%	nm	32.2%

*Excludes interest income $3.9 million in the fourth quarter of 2023 and $14.2 million for the year ended December 31, 2023.

(1)During the fourth quarter of 2024, we recorded pre-tax expenses of $0.1 million for an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, an $11.6 million loss related to mark-to-market fair value adjustment of our pension and postretirement benefit plans, $0.3 million foreign currency loss on certain intercompany loans, $20.0 million for acquisition-related costs other than acquisition amortization, $6.4 million of restructuring charges for the realignment of resources and other costs, a $0.6 million foreign currency loss related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy, and a $15.0 million charge for a settlement associated with the resolution of a matter with the CFPB.

For the year ended December 31, 2024, we recorded $0.3 million for an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, an $11.6 million loss related to mark-to-market fair value adjustment of our pension and postretirement benefit plans, $0.4 million foreign currency loss on certain intercompany loans, $68.4 million for acquisition-related costs other than acquisition amortization, $48.0 million of restructuring charges for the realignment of resources and other costs, a foreign currency loss of $1.1 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy, and a $15.0 million charge for a settlement associated with the resolution of a matter with the CFPB.

(2)During the fourth quarter of 2023, we recorded pre-tax expenses of $1.9 million for an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, a $0.1 million loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans, $1.3 million foreign currency loss on certain intercompany loans, $27.2 million for acquisition-related costs other than acquisition amortization, $19.4 million of restructuring charges for the realignment of resources and other costs, and a $3.2 million foreign currency loss related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

For the year ended December 31, 2023, we recorded $16.8 million for an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, a $13.4 million gain on the fair market value adjustment and gain related to the sale of equity investments, a $0.1 million loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans, $1.0 million foreign currency gain on certain intercompany loans, $103.2 million for acquisition-related costs other than acquisition amortization, $34.6 million of restructuring charges for the realignment of resources and other costs, and a foreign currency loss of $3.8 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Diluted EPS attributable to Equifax is adjusted for the following items:

Acquisition-related amortization expense - During the fourth quarter of 2024 and 2023, we recorded acquisition-related amortization expense of certain acquired intangibles of $64.1 million ($51.0 million, net of tax) and $65.4 million ($52.5 million, net of tax), respectively. For the years ended December 31, 2024 and 2023, we recorded acquisition-related amortization expense of certain acquired intangibles of $261.1 million ($207.5 million, net of tax) and $250.7 million ($201.9 million, net of tax), respectively.

We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Accrual for legal and regulatory matters related to the 2017 cybersecurity incident - Accrual for legal and regulatory matters related to the 2017 cybersecurity incident includes legal fees to respond to subsequent litigation and government investigations for the periods presented. During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.1 million and $0.3 million ($0.2 million, net of tax), respectively. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $1.9 million and $16.8 million ($16.7 million, net of tax), respectively. Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Fair market value adjustment and gain on sale of equity investments - For the year ended December 31, 2023, we recorded a $13.4 million ($8.8 million, net of tax) gain related to adjusting our investment in Brazil to fair value at the date of the acquisition and gain related to the sale of an equity method investment. On August 7, 2023, we purchased the remaining interest of our equity investment in Brazil. The investment in Brazil had a readily determinable fair value and the carrying value of the investment was adjusted to fair value as of the close date, resulting in a loss. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2023, since the non-operating gains or losses are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Pension mark-to-market fair value adjustment - We utilize a mark-to-market method of accounting for recognizing actuarial gains and losses and expected return on plan assets for our defined benefit pension and other postretirement benefit plans. Under our accounting methodology for recognizing actuarial gains and losses and expected return on plan assets for our defined benefit pension and other postretirement benefit plans, remeasurement of projected benefit obligation and plan assets are immediately recognized in earnings through net periodic benefit cost within Other Income (Expense) on the Consolidated Statements of Income, with pension and postretirement plans to be remeasured annually in the fourth quarter, or on an interim basis as triggering events require remeasurement. During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded an $11.6 million ($8.7 million, net of tax) loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded a $0.1 million ($0.1 million, net of tax) loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results, since the non-operating gains and losses are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Foreign currency impact of certain intercompany loans - During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded a foreign currency loss related to certain intercompany loans of $0.3 million and $0.4 million, respectively. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded a $1.3 million foreign currency loss and a $1.0 million foreign currency gain, respectively, related to certain intercompany loans. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Acquisition-related costs other than acquisition amortization - During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded $20.0 million ($15.8 million, net of tax) and $68.4 million ($51.8 million, net of tax), respectively, for acquisition-related costs other than acquisition amortization. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded $27.2 million ($19.7 million, net of tax) and $103.2 million ($79.5 million, net of tax), respectively, for acquisition-related costs other than acquisition amortization. These costs primarily related to transaction and integration costs resulting from recent acquisitions and were recorded in operating income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting, and analyzing future periods.

Charge related to the realignment of resources and other costs - During the fourth quarter of 2024, we recorded $6.4 million ($4.6 million, net of tax) of restructuring charges primarily related to contract terminations. During the year ended December 31, 2024, we recorded $48.0 million ($34.1 million, net of tax) of restructuring charges related to the realignment of resources and other costs. These restructuring charges predominantly relate to our ongoing efforts toward completion of our technology transformation in order to support the Company's strategic objectives. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded $19.4 million ($13.9 million, net of tax) and $34.6 million ($24.6 million, net of tax), respectively, of restructuring charges for the realignment of resources and other costs. These restructuring charges predominantly related to the reduction of headcount and contract terminations in order to support the Company’s strategic objectives and increase the integration of our global operations. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2024 and 2023, since the charges are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded a tax benefit of $0.6 million and $8.2 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the fourth quarter of 2023 and for the year ended December 31, 2023, we recorded a tax benefit of $0.6 million and $3.4 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2024, as compared to the corresponding periods in 2023, because these amounts are non-operating and relate to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded a $0.6 million and a $1.1 million foreign currency loss, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the fourth quarter of 2023 and the year ended December 31, 2023, we recorded a foreign currency loss of $3.2 million and $3.8 million, respectively. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjustments to deferred tax balances - During the fourth quarter of 2023, we recorded a tax expense of $1.0 million. During the year ended December 31, 2023, we recorded a tax benefit of $27.2 million related to the write off of a deferred tax liability related to our original investment in Boa Vista Serviços as a result of our purchase of the remaining interest in Boa Vista Serviços in the third quarter of 2023. We determined the deferred tax balance should no longer be recorded as a result of our purchase of the remaining interest in Boa Vista Serviços during the third quarter of 2023. Management believes excluding this tax effect from certain financial results provides meaningful supplemental information regarding our financial results for both periods since this adjustment is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Reversal of a valuation allowance for certain deferred tax assets - During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded a full reversal of a valuation allowance for certain deferred tax assets of $4.6 million. The valuation allowance was initially recorded in the first quarter of 2020 for deferred tax assets where the benefit was not expected to be realized. In the fourth quarter of 2024, we determined the benefit is expected to be realized for the deferred tax assets and therefore we fully reversed the valuation allowance initially recorded. The tax effect of the initial valuation allowance recorded was excluded from financial results in the first quarter of 2020, and therefore the tax effect of the reversal of the valuation allowance has been excluded from financial results in the fourth quarter of 2024. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2024 because this amount is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Legal settlement - During the fourth quarter of 2024 and for the year ended December 31, 2024, we recorded a $15.0 million charge for a settlement associated with the resolution of a matter with the CFPB. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three months and the year ended December 31, 2024, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.